                                                                      Ex-99.h(2)

                    MERRILL LYNCH HIGH INCOME MUNICIPAL BOND FUND, INC.
                                    SHARES OF COMMON STOCK

                                  SELECTED DEALER AGREEMENT

             Gentlemen:

                  Merrill Lynch Funds Distributor, Inc. (the "Distributor")
             has an agreement with Merrill Lynch High Income Municipal Bond Fund, Inc., a Maryland corporation (the "Fund"), pursuant to which it acts as the distributor for the sale of shares Of Common stock, par value $0.10 per share (herein referred to as the "shares"), of the Fund, and as such has the right to distribute shares of the Fund for resale. The Fund is a closed-end investment company registered under the Investment Company Act of 1940, as amended, and its shares being offered to the public are registered under the Securities Act of 1933, as amended. You have received a copy of the Distribution Agreement (the "Distribution Agreement") between ourself and the Fund and reference is made herein to certain provisions of such Distribution Agreement. The term "Prospectus" as used herein refers to the prospectus on file with the Securities and Exchange commission which is part of the most recent effective registra-tion statement pursuant to the Securities Act of 1933, as amended. As principal, we offer to sell to you, as a member of the Selected Dealers Group, shares of the Fund upon the following terms and conditions:
                    1. In all sales of these shares to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund, for us or for any other member of the Selected Dealers Group.
                    2. orders received from you will be accepted through us only at the public offering price applicable to each order, as set forth in the current Prospectus of the Fund. The procedure relating to the handling of orders shall be subject to Section 5 hereof and instructions which we or the Fund shall forward from time to time to you. All orders are subject to acceptance or rejection by the Distributor or the Fund in the sole discretion of either. The minimum initial and subsequent purchase requirements are as set forth in the current Prospectus of the Fund.
                   3. With respect to each sale of shares by you to the public, the Distributor shall pay you, from its own assets, a fee at the rate of 2.5% of the amount purchased. If shares sold by you remain outstanding after one year from the date of their original purchase, the Distributor will compensate you at an annual rate, paid quarterly, equal to 0.25% of the average daily net asset value of shares sold by you and remaining outstanding.
                 4. You shall not place orders for any of the shares unless you have already received purchase orders for such shares at the applicable public offering prices and subject to the terms hereof and of the Distribution Agreement. You agree that you will not offer or sell any of the shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus (as then amended or supplemented) and will not furnish to any person any information relating to the shares of the Fund, which is inconsistent in any respect with the information contained in the Prospectus (as then amended or supplemented) or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Fund. You further agree that you shall not make a market in the Fund's shares while 'the Fund is making either a public offering of or a tender offer to purchase its shares.
                 5. As a selected dealer, you are hereby authorized (i) to place orders directly with the Fund for shares of the Fund to be resold by us to you subject to the applicable terms and condi-tions governing the placement of orders by us set forth in Sec-tion 3 of the Distribution Agreement, and (ii) to tender shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in Section 4 of the Distribution Agreement.
                 6. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding: e.g., by a change in the "net asset value" from that used in determining the offering price to your customers.
                 7. No person is authorized to make any representations concerning shares of the Fund except those contained in the current Prospectus of the Fund and in such printed information subsequently issued by us or the Fund as information supplemental to such Prospectus. In purchasing shares through us you shall rely solely on the representations contained in the Prospectus and supplemental information above mentioned. Any printed information which we furnish you other than the Fund's
            Prospectus, periodic reports and proxy solicitation material are our sole responsibility and not the responsibility of the Fund, and you agree that the Fund shall have no liability or


                                            2.

              responsibility to you in these respects unless expressly assumed in connection therewith.
                 8. You agree to deliver to each of the purchasers making purchases from you a copy of the then current Prospectus at or prior to the time of offering or sale and you agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials of the Fund. you further agree to endeavor to obtain proxies from such purchasers. Additional copies of the Prospectus, annual or interim reports and proxy solicitation materials of the Fund will be supplied to you in reasonable quantities upon request.
                 9. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of the shares entirely. Each party hereto has the right to cancel this Agreement upon notice to the other party.
                 10. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the continuous offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act of 1933, as amended, or of the rules and regulations of the Securities and Exchange commission issued thereunder.
                 11. You represent that you are a member of the National Association of Securities Dealers, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Rules of Fair Practice of such Association, including in particular, the provisions of Article III, Sections 8, 24, 25 and 36 of such Rules, to the extent applicable.
                  12. Upon application to us, we will inform you as to the states in which we believe the shares have been qualified for sale under, or are exempt from the requirements of, the respec-tive securities laws of such states, but we assume no responsi-bility or obligation as to your right to sell shares in any jurisdiction. we will file with the Department of State in New York a Further State Notice with respect to the shares, if neces-sary.
                  13. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or tele-graphed to you at the address specified by you below.





                                              3.
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                14.   Your first order placed pursuant to this Agreement for
           the purchase of shares of the Fund will represent your acceptance of this Agreement.

                                MERRIL LYNCH FUND DISTRIBUTOR, INC.


                                By /s/ Terry K. Glenn

            Please return one signed copy
              of this Agreement to:

                 MERRILL LYNCH FUNDS DISTRIBUTOR, INC.
                 Box 9011
                 Princeton, New Jersey 08543-9011

                 Accepted:

                      Firm Name: Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated

                      By:   [SIG]
                         -----------------------------------------

                      Address:
                              ------------------------------------


                      --------------------------------------------

                      Date:
                           ---------------------------------------







                                             4.

                    MERRILL LYNCH HIGH INCOME MUNICIPAL BOND FUND, INC.
                                   SHARES OF COMMON STOCK

                                 SELECTED DEALER AGREEMENT
                                   FOR SUBSCRIPTION PERIOD

             Gentlemen:

                  Merrill Lynch Funds Distributor, Inc. (the "Distributor")
             has an agreement with Merrill Lynch High Income Municipal Bond Fund, Inc., a Maryland corporation (the "Fund") , pursuant to which it acts as the distributor for the sale of shares Of common stock, par value $0.10 per share (herein referred to as "shares") , of the Fund, and as such has the right to distribute shares of the Fund for resale. The Fund is a closed-end investment company registered under the Investment Company Act of 1940, as amended, and its shares being offered to the public are registered under the Securities Act of 1933, as amended. Such shares and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus. You have received a copy of the Distribution Agreement (the "Distribution Agreement") between ourself and the Fund and reference is made herein to certain provisions of such Distribution Agreement.
             This Agreement relates solely to the subscription period described in Section 3(a) of such Distribution Agreement.
             Subject to the foregoing, as principal, we offer to sell to you, as a member of the Selected Dealers Group, shares of the Fund upon the following terms and conditions:
                  1. The subscription period referred to in Section 3(a) of the Distribution Agreement will continue through October 26, 1990. The subscription period may be extended upon agreement between the Fund and the Distributor. Subject to the provisions of such Section and the conditions contained herein, we will sell to you on the fifth business day following the termination of the subscription period, or such other date as we may advise (the "Closing Date") , such number of shares as to which you have placed orders with us not later than 5:00 P.M. on the second full business day preceding the Closing Date.
                  2. In all sales of these shares to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund, for us or for any other member of the Selected Dealers Group.

                 3. With respect to each sale of shares by you to the public, the Distributor shall pay you, from its own assets, a fee at the rate of 2.5% of the amount purchased. If shares sold by you remain outstanding after one year from the date of their original purchase, the Distributor will compensate you at an annual rate, paid quarterly, equal to 0.25% of the average daily net asset value of shares sold by you and remaining Outstanding.
                 4. You shall not place orders for any of the shares unless you have already received purchase orders for such shares at the applicable public offering prices and subject to the terms hereof and of the Distribution Agreement. All orders are subject to acceptance by the Distributor or the Fund in the sole discretion of either. The minimum initial and subsequent purchase require-ments are as set forth in the Prospectus, as amended from time to time.
                 5. You agree that you will not offer or sell any of the
            shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus (as then amended or supplemented) and will not furnish to any person any information relating to the shares of the Fund which is inconsistent in any respect with the information contained in the Prospectus (as then amended or supplemented) or cause any advertisement to be published in any newspaper or posted in- any public place without our consent and the consent of the Fund. You further agree that you shall not make a market in the Fund's shares while the Fund is making a public offering of such shares.
                 6. Payment for shares purchased by you is to be made by certified or official bank check at the office of Merrill Lynch Funds Distributor, Inc., Box 9011, Princeton, New Jersey 08543-9011, on such date as we may advise, in New York Clearing House funds payable to the order of Merrill Lynch Funds Distributor, Inc. against delivery by us of non-negotiable share deposit receipts ("Receipts") issued by Financial Data Services, Inc., as shareholder servicing agent, acknowledging the deposit with it of the shares so purchased by you. You agree that as promptly as practicable after the delivery of such shares you will issue appropriate written transfer instructions to the Fund or to the shareholder servicing agent as to the purchasers to whom you sold the shares.
                 7. No person is authorized to make any representations concerning shares of the Fund except those contained in the current Prospectus of the Fund and in such printed information subsequently issued by us or the Fund as information supplemental


                                            2.

             to such Prospectus. In purchasing shares through us you shall rely solely on the representations contained in the Prospectus and supplemental information above mentioned. Any printed information which we furnish you other than the Fund's Prospectus, periodic reports and proxy solicitation material are our sole responsibility and not the responsibility of the Fund, and you agree that the Fund shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.
                8. You agree to deliver to each of the purchasers making purchases from you a copy of the then current Prospectus at or prior to the time of offering or sale and you agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials of the Fund. You further agree to endeavor to obtain Proxies from such purchasers. Additional copies of the Prospectus, annual or interim reports and proxy solicitation materials of the Fund will be supplied to you in reasonable quantities upon request.
                9. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of the shares entirely. Each party hereto has the right to cancel this Agreement upon notice to the other party.
                10. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the continuous offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in. this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act of 1933, as amended, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.
                11. You represent that you are a member of the National Association of Securities Dealers, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Rules of Fair Practice of such Association, including in particular, the provisions of Article III, Sections 8, 24, 25 and 36 of such Rules, to the extent applicable.
                12. Upon application to us, we will inform you as to the states in which we believe the shares have been qualified for sale under, or are exempt from the requirements of, the respec-tive securities laws of such states, but we assume no responsi-bility or obligation as to your right to sell shares in any jurisdiction. We will file with the Department of State in New



                                             3.

           York a Further State Notice with respect to the shares, if neces-sary.
               13. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or tele-graphed to you at the address specified by you below.
               14. You agree that you will not sell any shares of the Fund to any account over which you exercise discretionary authority.
               15. This Agreement shall terminate at the close of business on the Closing Date, unless earlier terminated, provided, how-ever, this Agreement shall continue after termination for the purpose of settlement of accounts hereunder.


                                    MERR LYNCH FUNDS DISTRIBUTOR, INC.


                                     By /s/ Terry K. Glenn


           Please return one signed copy
             of this Agreement to:

                MERRILL LYNCH FUNDS DISTRIBUTOR, INC.
                Box 9011
                Princeton, New Jersey 08543-9011

                Accepted:

                      Firm Name: Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated

                      By:  [SIG]
                         --------------------------------------------

                      Address:
                              ---------------------------------------


                      -----------------------------------------------

                      Date:
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                                             4.